Exhibit 10.5
May 14, 2010
Adeco Agropecuaria S.A.
Catamarca 3454
B1640FWB | Martínez1
Buenos Aires, Argentina
Pilaga S.R.L.
Catamarca 3454
B1640FWB | Martínezl
Buenos Aires, Argentina
Re: Loan No. 2028A/OC-AR — Offer No. 4/2010
Ladies and Gentlemen:
1.	We make reference to the Loan Agreement, dated as of December 19, 2008 (as amended from time to time, the “Loan Agreement”), among Adeco Agropecuaria S.A., Pilaga S.R.L. (the “Borrowers”) and Inter-American Development Bank (“IDB”). Capitalized terms used but not defined in this offer letter have the meanings assigned to them in the Loan Agreement. The rules of interpretation set forth in Section 1.2 (Interpretation) of the Loan Agreement shall apply to this offer letter.

2.	We hereby offer to you the option to accept certain new terms to the Loan Agreement pursuant to the terms set forth in Schedule 1 hereto (the “Offer No. 4/2010”). The Offer No. 4/2010 can only be accepted by delivering a written copy of your acceptance to IDB not later than May 15, 2010.

3.	If you accept this Offer No. 04/2010 as stated in paragraph 2 above any such acceptance delivered pursuant to paragraph 2 above shall be irrevocable and such acceptance and the terms set forth in this Offer No. 4/2010 shall remain in force until the Loan has been repaid in full.

4.	The terms and conditions of the Loan Agreement in effect as of the date of this Offer No. 04/2010 shall continue in full force and effect unchanged, except as amended by this Offer No. 04/2010 upon its acceptance by each of the Borrowers.

5.	THIS OFFER NO. 04/2010 IS GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

6.	The provisions of Section 8.1 (Notices), Section 8.5 (Counterparts), Section 8.7 (Amendment), Section 8.10 (Applicable Law and Jurisdiction), Section 8.11 (Term of Agreement), Section 8.13 (Entire Agreement), Section 8.14 (No Third Party Beneficiaries) and Section 8.15 (Waiver and Estoppel) of the Loan Agreement are incorporated herein and shall apply to this Offer No. 04/2010, mutatis mutandis.
This is an offer and, if not accepted in writing as provided in Section 2 herein, shall expire.
Yours truly,

INTER-AMERICAN DEVELOPMENT BANK

/s/ John Cahillane

Name:	JOHN CAHILLANE
Title:	CHIEF, PORTFOLIO MANAGEMENT UNIT
STRUCTURED AND CORPORATE FINANCE DEPARTMENT

SCHEDULE 1:
TERMS OF THE OFFER NO. 4/2010
I. DEFINITIONS
The following definitions shall apply to the Offer No. 04/2010 and where the same term is contained in the Loan Agreement, the following terms shall prevail:
Applicable Spread means, as the context requires,
(a)	for each day on which any Event of Default has occurred and is continuing (regardless of whether such Event of Default has been waived by IDB):
(i)	with respect to the A Loan, one quarter of one percent (0.25%) per annum plus the spread for the B Loan as set forth in subsection (ii) of this subsection (a); and

(ii)	with respect to the B Loan, seven and one quarter of one percent (7.25%) per annum;
(b)	beginning on the day on which the Auditors certify to IDB in writing that the Borrowers are in compliance with each Financial Ratio (as amended by this Offer No. 04/2010), such certification to set forth in reasonable detail all information necessary to calculate (and providing the calculations necessary to determine) each Financial Ratio (as amended by this Offer No. 04/2010) during the applicable period and as at the last day of the period covered, as relevant, by the most recent Financial Statements:
(i)	with respect to the A Loan, one quarter of one percent (0.25%) per annum plus the spread for the B Loan as set forth in subsection (ii) of this subsection (b); and

(ii)	with respect to the B Loan, five percent (5.00%) per annum; and
(c)	beginning on the day on which the Auditors certify to IDB in writing that the Borrowers are in compliance with each Financial Ratio (as set forth in the Loan Agreement as of December 19, 2008), such certification to set forth in reasonable detail all information necessary to calculate (and providing the calculations necessary to determine) each Financial Ratio (as set forth in the Loan Agreement as of December 19, 2008) during the applicable period and as at the last day of the period covered, as relevant, by the most recent Financial Statements:

(i)	with respect to the A Loan, one quarter of one percent (0.25%) per annum plus the spread for the B Loan as set forth in subsection (ii) of this subsection (c); and

(ii)	with respect to the B Loan, four and three-quarters percent (4.75%) per annum.
Debt to Equity Ratio means, as of any relevant determination date, the result obtained by dividing the Debt of the Borrowers as of such date by the Equity as of that same date.
EBITDA means the profits from ordinary activities before taxation:
(a)	before deducting any amount attributable to the amortisation of intangible assets or the depreciation of tangible assets;

(b)	before deducting the aggregate amount of the finance charges (accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of Debt whether paid or payable by the Borrowers);

(c)	before taking into account any accrued interest owing to the Borrowers;

(d)	before taking into account any items treated as exceptional or extraordinary items;

(e)	before taking into account any realized and unrealized exchange gains and losses including those arising on translation of currency debt;

(f)	before taking into account any gain or loss over book value arising on the disposal of any business or asset, and any gain or loss arising from an upward or downward revaluation of any asset at any time;

(g)	before taking into account any unrealized mark to market adjustments to carrying value of the inventory, and

(h)	before taking into account any Deferred Lease Payments
in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Borrowers from ordinary activities before taxation.
Restricted Payment Conditions means each of the following conditions:
(a)	such Restricted Payment is made on a Restricted Payment Date;

(b)	no Default or Potential Event of Default has occurred and is continuing or would exist after the making of such Restricted Payment;

(c)	the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio as of the date of such proposed Restricted Payment Date are equal to or higher than 1.3:1.0 on a Combined Basis;

(d)	the Total Liabilities to Equity Ratio as at the end of the most recent Financial Quarter Date (whether audited or unaudited) is less than or equal to 0.9:1.0 for each Borrower on an individual basis;

(e)	the Debt to EBITDA Ratio, as of the last date of the most recent Financial Quarters (whether audited or unaudited) most recently ended on such Restricted Payment Date, does not exceed 2.75:1.0; such calculation to be confirmed by a certificate of the Auditors setting forth in reasonable detail all information necessary to calculate (and providing the calculations necessary to determine) the Debt to EBITDA Ratio during the applicable period and as at the last day of the period covered, as relevant, by the most recent Financial Statements;

(f)	the Loan Coverage Ratio is equal to or higher than 1.5:1.0 for each Borrower;

(g)	the first scheduled principal repayment of the Loan has been made; and

(h)	each of the Borrowers, no later than thirty (30) days prior to making the proposed Restricted Payment, provides IDB with a certificate regarding compliance with the above requirements in the form of Exhibit 6.

II. GENERAL PROVISIONS
The following provisions shall apply to the Offer No. 04/2010 and the applicable section or subsection of the Loan Agreement referred to below shall be deemed deleted in its entirety and replaced with the following:
Section 6.2.3 (Financial Ratios) of Section 6.2 (Negative Covenants)
6.2.3.1	For the Financial Quarter ending on March 31, 2010, permit at any time:
6.2.3.1.1	EBITDA, on a cumulative and Combined Basis, to be less than three million Dollars ($3,000,000);

6.2.3.2.3	the Debt of the Borrowers, on a Combined Basis, to exceed one hundred and five million Dollars ($105,000,000); and

6.2.3.3.3	the Capital Expenditures of the Borrowers, on a cumulative and Combined Basis, to exceed two million and seven-hundred thousand Dollars ($2,700,000);
6.2.3.2	For the Financial Quarter ending on June 30, 2010, permit at any time:
6.2.3.2.1	EBITDA, on a cumulative and Combined Basis, to be less than thirteen million Dollars ($13,000,000);

6.2.3.2.2	the Debt of the Borrowers, on a Combined Basis, to exceed one hundred and ten million Dollars ($110,000,000); and

6.2.3.2.3	the Capital Expenditures of the Borrowers, on a cumulative and Combined Basis, to exceed nine million and six-hundred thousand Dollars ($9,600,000);
6.2.3.3	For the Financial Quarter ending on September 30, 2010, permit at any time:
6.2.3.3.1	EBITDA, on a cumulative and Combined Basis, to be less than fifteen million Dollars ($15,000,000);

6.2.3.3.2	the Debt of the Borrowers, on a Combined Basis, to exceed one hundred and twenty million Dollars ($120,000,000); and

6.2.3.3.3	the Capital Expenditures of the Borrowers, on a cumulative and Combined Basis, to exceed exceed fifteen million Dollars ($15,000,000);

6.2.3.4	For the Financial Year ending on December 31, 2010, permit Capital Expenditures, on a cumulative and Combined Basis, to exceed fifteen million Dollars ($15,000,000);

6.2.3.5	As of December 31, 2010 and as of December 31 of each calendar year thereafter, permit the Debt of the Borrowers, on a Combined Basis, to exceed one hundred and fifteen million Dollars ($115,000,000), provided, however, that so long as the Debt to EBITDA Ratio, on a Combined Basis, does not exceed 3.5:1.0, the Debt of the Borrowers, on a Combined Basis, shall be permitted to exceed one hundred and fifteen million Dollars ($115,000,000);

6.2.3.6	As of each Financial Quarter Date beginning in 2011, permit the Debt of the Borrowers, on a Combined Basis, to exceed one hundred and twenty million Dollars ($120,000,000), provided, however, that so long as the Debt to EBITDA Ratio, on a Combined Basis, does not exceed 3.5:1.0, the Debt of the Borrowers, on a Combined Basis, shall be permitted to exceed one hundred and twenty million Dollars ($120,000,000);

6.2.3.7	Permit at any other time, unless otherwise specified in this Section 6.2.3, on a Combined Basis (tested on a quarterly and yearly basis):
6.2.3.7.1	the Debt to EBITDA Ratio to exceed 3.5:1.0 in 2008 and 3.75:1.0 in 2009; provided, however, that the Debt to EBITDA Ratio may reach up to 4.0:1.0 in each of 2008 and 2009 if the Debt of the Borrowers on a Combined Basis does not surpass one hundred million Dollars ($100,000,000) in 2008 or one hundred twenty million Dollars ($120,000,000) in 2009, as applicable;

6.2.3.7.2	the Debt to EBITDA Ratio for the four Financial Quarters most recently ended on such date of calculation, and as of each Financial Quarter Date and for each Financial Year, to exceed:
(a)	5.0:1.0 as of December 31, 2010;

(b)	4.75:1.0 during 2011;

(c)	4.25:1.0 during 2012;

(d)	3.75:1.0 during 2013; and

(e)	3.75:1.0 during 2014 and thereafter;
6.2.3.7.3	the Total Liabilities to Equity Ratio, as of each Financial Quarter Date and for each Financial Year, to exceed:

(a)	1.2:1.0 in 2008, 2009;

(b)	1.5:1.0 during 2010 and 2011; and

(c)	1.3:1.0 during 2012 and thereafter;
6.2.3.7.4	the Current Asset to Current Liabilities Ratio, as of each Financial Quarter Date and for each Financial Year, to be less than:
(a)	beginning in 2010, 1.3:1.0 for all Financial Quarters ending on December 31 in any year; and
(b)	beginning in 2011, 1.1:1.0 for all Financial Quarters in any year (excluding such financial Quarters ending on December 31);
6.2.3.7.5	the Interest Coverage Ratio for the four Financial Quarters most recently ended on such date of calculation, as of each Financial Quarter Date and for each Financial Year, to be less than:
(a)	1.25:1.0 during 2008;

(b)	2.0:1.0 during 2009;

(c)	1.4:1.0 as of December 31, 2010;

(d)	2.1:1.0 during 2011;

(e)	2.35:1.0 during 2012; and

(f)	2.60:1.0 during 2013 and thereafter;
6.2.3.7.6	the Loan Coverage Ratio to be less than 1.5:1.0;

6.2.3.7.7	the Debt to Equity Ratio, beginning on and including December 31, 2010, to exceed 1.2:1.0;

6.2.3.7.8	the ratio of the Borrowers’ Short-term Debt to Total Debt, for the Financial Year ending on December 31, 2010 only, to exceed 0.57:1.0; and

6.2.3.7.9	the ratio of the Borrowers’ Short-term Debt to Total Debt as measured on December 31 annually as of December 31, 2011 and as of December 31 of each calendar year thereafter, to exceed 0.5:1.0.

Section 6.2.4 (Financial Ratios on an Individual Basis) of Section 6.2 (Negative Covenants)
6.2.4	Financial Ratios on An Individual Basis. Permit at any time (tested on a quarterly and yearly basis) with respect to either Borrower:
6.2.4.1	the Debt to EBITDA Ratio to exceed 4.0:1.0 in 2008 and 3.75:1.0 in 2009;

6.2.4.2	the Total Liabilities to Equity Ratio to exceed 1.4:1.0 in 2008 and 2009; and

6.2.4.3	the Debt to Equity Ratio for each individual Borrower beginning on and including December 31, 2010, to exceed:
(a)	1.7:1.0 during 2010;

(b)	1.4:1.0 during 2011; and

(c)	1.2:1.0 during 2012 and thereafter.
Insertion of Section 6.3.2.3 (Unaudited Quarterly Financial Statements) in Section 6.2 (Negative Covenants)
6.3.2.3	a certificate of the Auditors setting forth in reasonable detail all information necessary to calculate (and providing the calculations necessary to determine) each of the Financial Ratios set forth in Sections 6.2.3.2 and 6.2.3.3 during the applicable period and as at the last day of the period covered, as relevant, by the most recent Financial Statements.
Section 6.2.13 (Affiliate Transactions) of Section 6.2 (Negative Covenants)
6.2.13	Affiliate Transactions. Enter into any transaction, including the purchase, sale, lease or exchange of Property or the rendering of any service, with any member of the Group (other than a transaction solely between the Borrowers) (an Affiliate Transaction) unless such transaction is:
6.2.13.1	specifically provided for or permitted under the Financing Documents; or
6.2.13.2	a renewal, extension, modification or similar transaction with respect to any Affiliate Transaction in existence as of May 15, 2010.

May 14, 2010
Inter-American Development Bank
1300 New York Avenue, N.W.
Washington, D.C. 20577
United States of America
Attention: Structured and Corporate Finance Department, Portfolio Management Unit
Ladies and Gentlemen:
We hereby accept the Offer No. 4/2010, dated as of May 14, 2010.
Yours truly,

ADECO AGROPECUARIA S.A.		PILAGA S.R.L.

By:	/s/ Adeco Agropecuaria	By:	/s/ Pilaga
Name:	ADECO AGROPECUARIA	Name:	PILAGA
Title:	Pablo Navarro DNI: 22,877,082 Authorized Representative	Title:	Pablo Navarro DNI: 22,877,082 Authorized Representative